CUSIP No. 81424D109                                          Page 12 of 43 Pages


                                                                       EXHIBIT 9

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
           IN AND FOR NEW CASTLE COUNTY

      PL CAPITAL, LLC, a Delaware limited  :
      liability company; THE FINANCIAL     :
      EDGE FUND, L.P., a Delaware limited  :
      Partnership; THE FINANCIAL EDGE -    :
      STRATEGIC FUND, L.P., a Delaware     :
      limited partnership; RICHARD J.      :
      LASHLEY; and JOHN WM. PALMER,        :
                                           :
                       Plaintiffs,         :
                                           :
             vs.                           :    Civil Action
                                           :    No. 19068
      MARY BETH BONAVENTUR; JOHN P.        :
      HYLAND; HOWARD O. CYRUS; DR. PETER   :
      FERRINI; TULA KAVADIAS; ROBERT L.    :
      LAUER; LAWRENCE R. PARDUCCI; PHILIP  :
      T. RUETH; ROBERT A. VELLUTINI; and   :
      SECURITY FINANCIAL BANCORP, INC.,    :
      a Delaware corporation,              :
                                           :
                       Defendants.         :

                           - - -
                     Chancery Courtroom
                     Kent County Courthouse
                     38 The Green
                     Dover, Delaware
                     Friday, September 28, 2001
                     11:00 a.m.

                           - - -
      BEFORE:  HON. JOHN W. NOBLE, Vice Chancellor.
                           - - -


                        RULING OF THE COURT

      -------------------------------------------------------

                      CHANCERY COURT REPORTERS
                 135 Daniel L. Herrmann Courthouse
                       1000 North King Street
                        Wilmington, DE  19801
                           (302) 577-2447

CUSIP No. 81424D109                                          Page 13 of 43 Pages

       1   APPEARANCES:

       2          GREGORY V. VARALLO, ESQ.
                  DANIEL A. DREISBACH, ESQ.
       3          RICHARD P. ROLLO, ESQ.
                  Richards, Layton & Finger, P.A.
       4                    -and-
                  PHILLIP M. GOLDBERG, ESQ.
       5          of the Illinois Bar
                  Foley & Lardner
       6            for Plaintiffs

       7          KENNETH J. NACHBAR, ESQ.
                  MATT NEIDERMAN, ESQ.
       8          Morris, Nichols, Arsht & Tunnell
                            -and-
       9          PAUL AGGUGIA, ESQ.
                  LORI BERESFORD, ESQ.
      10          of the District of Columbia Bar
                         Muldoon, Murphy & Faucette LLP
      11            for Defendants

      12                       - - -

      13

      14

      15

      16

      17

      18

      19

      20

      21

      22
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CUSIP No. 81424D109                                          Page 14 of 43 Pages

      23

      24


                           CHANCERY COURT REPORTERS

       1                    THE COURT:  Make yourselves

       2   comfortable.  This may take longer than it should.

       3                    This action filed on August 22nd was

       4   tried on Monday of this week, and that was September

       5   24th.  Post-trial argument was held today, along with

       6   an application to open the record to allow additional

       7   evidence in the form of primarily exhibits and some

       8   deposition testimony, and I have considered that

       9   additional evidence.

      10                    I am deciding this matter from the

      11   bench today without the benefit of a written opinion

      12   because I have concluded that timeliness is especially

      13   important, given that the shareholders' meeting at

      14   issue is now scheduled for less than four -- the

      15   shareholders' meeting at issue is scheduled for less

      16   than four weeks from today.  In this bench ruling I set

      17   forth my findings of fact and conclusions of law,

      18   although I note that there are very few factual issues

      19   that are in dispute.
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CUSIP No. 81424D109                                          Page 15 of 43 Pages


      20                    Plaintiffs are Richard Lashley, John

      21   Palmer, and their affiliates.  Mr. Lashley and Mr.

      22   Palmer are shareholders and directors of defendant

      23   Securities Financial Bancorp, which I will refer to

      24   from time to time as The Bank.  The Bank is a Delaware


                           CHANCERY COURT REPORTERS

       1   corporation that is a holding company for a savings and

       2   loan with five branches in Northwestern Indiana and the

       3   adjacent area of Illinois.  The other directors of The

       4   Bank are also defendants.

       5                    At a directors' meeting on June 26th

       6   of this year, it was announced that the board's

       7   shareholders -- I'm sorry; that The Bank's

       8   shareholders' meeting would be held on October 23.

       9   This will be The Bank's second shareholders' meeting

      10   since it went public in early 2000 and the first

      11   meeting organized by the Bank's management.  The

      12   meeting last year was coordinated by counsel.

      13                    Mr. Palmer and Mr. Lashley were both

      14   at that June meeting, but only Mr. Palmer heard about

      15   the scheduling of the meeting.  The first and only

      16   meeting of The Bank shareholders was in October 2000.
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CUSIP No. 81424D109                                          Page 16 of 43 Pages


      17   Thus, it would be necessary under applicable law for

      18   The Bank to have a shareholders' meeting no later than,

      19   I guess, November of this year.

      20                    Notice of the 2000 shareholders'

      21   meeting; that is, last year's meeting, was

      22   accomplished, among other ways, through a filing of a

      23   Form 8-K with the SEC, and that document was available

      24   to the public on the SEC's web site.  Obviously one of


                           CHANCERY COURT REPORTERS

       1   the important purposes of the shareholders' meeting is

       2   the election by the shareholders of the directors who

       3   will run The Bank.  Nominations of candidates for

       4   director are governed by The Bank's bylaws.  They

       5   require advance notice of nomination of directors.

       6   That is, shareholders cannot nominate directors at the

       7   meeting.

       8                    The pertinent provision of the bylaws

       9   -- that's Article 1, Section 6(c) -- reads as follows:

      10   "To be timely, a stockholder's notice shall be

      11   delivered or mailed to and received at the principal

      12   executive offices of the corporation not less than 90

      13   days prior to the date of the meeting, provided,
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CUSIP No. 81424D109                                          Page 17 of 43 Pages


      14   however, that in the event that less than 100 days'

      15   notice or prior disclosure of the date of the meeting

      16   is given or made to the stockholders, notice by the

      17   stockholder to be timely must be so received not later

      18   than the close of business on the 10th day following

      19   the day on which such notice of the date of the meeting

      20   was mailed or such public disclosure was made."

      21                    Thus, shareholders are to be informed

      22   of the shareholders' meeting so that they can exercise

      23   their right to nominate directors in one of two ways:

      24   notice or disclosure.  In this instance The Bank opted


                           CHANCERY COURT REPORTERS

       1   for the disclosure approach.

       2                    Responsibility for causing the

       3   disclosure fell to The Bank's president, Mr. Hyland.

       4   Mr. Hyland directed that The Bank transmit a press

       5   release announcing the October 23 shareholders' meeting

       6   by facsimile to numerous news services.  Although the

       7   fax confirmation slips have not been found, I'm

       8   satisfied that the press release was, indeed,

       9   transmitted on July 13 of this year by facsimile to

      10   several news agencies, including SNL Securities,
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CUSIP No. 81424D109                                          Page 18 of 43 Pages


      11   Bloomberg News Services, Reuters, Dow Jones, and

      12   Investment Business Daily.  The press release was also

      13   faxed to Mr. Lashley and Mr. Palmer, who at the time

      14   did nothing more to assure circulation.

      15                    Under the terms of the bylaws, July 13

      16   was 102 days before October 23.  Thus, any notice of

      17   intent to nominate should have been received by The

      18   Bank no later than July 25 or maybe 26, 2001.  Mr.

      19   Hyland assumed that the media outlets would

      20   automatically carry the press release or post it on the

      21   Internet and then -- and, thus, that news of the

      22   meeting would be available to stockholders in the media

      23   or on web sites maintained by some of the services.

      24                    We're here today because Mr. Hyland's


                           CHANCERY COURT REPORTERS

       1   assumption was wrong.  No news service carried,

       2   republished, posted, or otherwise disseminated The

       3   Bank's press release announcing its shareholders'

       4   meeting.  Thus, reasonably diligent shareholders had no

       5   opportunity to access the meeting notice.  Indeed, the

       6   notice apparently was not even posted on any web site

       7   maintained by The Bank.  In short, Mr. Hyland's and,

CUSIP No. 81424D109                                          Page 19 of 43 Pages


       8   thus, The Bank's efforts to provide disclosure of the

       9   meeting date to The Bank's shareholders, at least as

      10   measured by the number of nondirector or nonemployee

      11   shareholders who received such notice or could have

      12   received such notice through those efforts, were abject

      13   failures.

      14                    Neither Mr. Hyland nor anyone under

      15   his supervision checked to see if the July 13 press

      16   release had been carried by the news services until the

      17   failure of his efforts and The Bank's efforts were

      18   brought to his attention at the end of July.  Mr.

      19   Hyland had seen that some of The Bank's press releases

      20   since early 2000 when The Bank went public had been

      21   carried by the media outlets, but he had done no

      22   comprehensive review.

      23                    I think it's fair to say that most of

      24   the press releases issued by The Bank had been carried


                           CHANCERY COURT REPORTERS

       1   but not all of them, and some of them had not been

       2   widely carried.  But the fact of the matter is that Mr.

       3   Hyland was reasonable in his assumption that the press

       4   release would, indeed, be carried by at least some of

CUSIP No. 81424D109                                          Page 20 of 43 Pages


       5   the news outlets.

       6                    Now, Vincent Cainkar is a shareholder

       7   of The Bank, but he is not a party here.  By June he

       8   had begun to put together a slate to challenge the

       9   three incumbent directors up for election this year.

      10   He had submitted nominations in 2000, even before

      11   disclosure of the shareholders' meeting date, but he

      12   had withdrawn it as part of an arrangement under which

      13   Mr. Lashley and Mr. Palmer had become board members.

      14   Mr. Cainkar did not get around to submitting his

      15   proposed nominations this year until late July, and The

      16   Bank received his nominations on July 30.  That, of

      17   course, was after the deadline of a few days before,

      18   assuming that the July 13 press release was an

      19   effective disclosure to trigger the -- the 90-day

      20   period before October 23; and, thus, on its face, Mr.

      21   Cainkar's efforts at nomination failed to comply with

      22   the deadline set in the bylaws.

      23                    For a variety of reasons, several

      24   members, indeed a large majority of the board of The


                           CHANCERY COURT REPORTERS

       1   Bank, reasonably -- reasonably believed that Mr.

CUSIP No. 81424D109                                          Page 21 of 43 Pages


       2   Cainkar had advance notice of the shareholders' meeting

       3   so that he could have and should have complied with the

       4   bylaws' deadlines.  However, on the record before me I

       5   conclude that Mr. Cainkar did not know about the

       6   specific meeting date until early August.  I do not

       7   understand the defendants to dispute that fact,

       8   although my guess is that they remain skeptical.  Mr.

       9   Cainkar did know based on his experience that a meeting

      10   date would have to be set sometime around the end of

      11   October, but I don't think there's any basis for

      12   imputing knowledge of the actual date to him.

      13                    After receiving the nomination of the

      14   Cainkar slate on July 30, The Bank's board met at a

      15   regularly-scheduled meeting that same day.  It reviewed

      16   the factors that it considered relevant and received

      17   advice from counsel and voted, I think it was, 10 to 1,

      18   but there was only one dissent, as Mr. Lashley, indeed,

      19   voted with the majority to reject the Cainkar slate as

      20   filed untimely.

      21                    At that meeting, also, the board

      22   formally approved the October 23 shareholders' meeting

      23   date.  Following that meeting, Mr. Lashley learned more

      24   about the divergence of the 2001 practice from the


                           CHANCERY COURT REPORTERS

CUSIP No. 81424D109                                          Page 22 of 43 Pages

       1   first year's practice; for example, the use of Form 8-K

       2   in 2000, and I think he also obtained a fuller

       3   understanding about the lack of disclosure and the

       4   ineffectiveness of what transpired through Mr. Hyland's

       5   effort to secure disclosure through issuance of the

       6   press release.  And then Mr. Lashley had second

       7   thoughts about the decision.

       8                    At his request the board's chairperson

       9   convened another meeting on August 3 at which, again,

      10   the board spent a lengthy time by teleconference, as I

      11   recall, discussing the factors that it thought should

      12   be considered and getting the advice of counsel.  The

      13   board by now had full knowledge of the failure of Mr.

      14   Hyland's disclosure efforts and that the shareholders

      15   had had no real opportunity to exercise their right to

      16   nominate directors based on that notice.

      17                    This is really not critical to my

      18   decision; but as something of an aside, I just want to

      19   note that the advice given by The Bank's counsel was

      20   reasonable and, regardless of how I resolved this

      21   issue, pretty much on target.  Counsel was in a

      22   difficult position of having a duty to the entire

      23   board, while recognizing that the board was not in

      24   complete agreement, and that to some extent board

CUSIP No. 81424D109                                          Page 23 of 43 Pages


                           CHANCERY COURT REPORTERS

       1   members had adverse interests.

       2                    And I note that plaintiffs chose to

       3   talk about The Banks counsel's advice on numerous

       4   occasions during the course of the trial.  I want to

       5   make clear that the counsel's comments have not

       6   influenced my decision.  My concern here is that

       7   counsel should feel free to give full and complete

       8   advice and, in many cases, that involves a balancing of

       9   both the positive and the negative.  And I don't want

      10   to create a situation where counsel shy away from

      11   pointing out the negatives out of a concern of how they

      12   might be described later or viewed by some judge later.

      13   Now, obviously I'm not talking about a situation where

      14   a lawyer gave directors straightforward advice "Don't

      15   do it," and the board says "I don't care what the law

      16   is."  That's not what happened here.

      17                    Now, in any event, The Bank again

      18   voted to reject the Cainkar nominations.  I think that

      19   vote was 5 to 2.  This time Mr. Lashley voted with Mr.

      20   Palmer, and the three directors running for reelection

      21   recused themselves.  Although numerous factors have

      22   been evaluated, I'm satisfied that the board's belief
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CUSIP No. 81424D109                                          Page 24 of 43 Pages


      23   that Mr. Cainkar must have known about the meeting date

      24   earlier was a major factor in their deliberations.


                           CHANCERY COURT REPORTERS

       1   Indeed, it appears that most of the discussion was

       2   about Mr. Cainkar and the burdens that a contested

       3   election would have on The Bank as it attempted to go

       4   forward in its life as a public entity.

       5                    On August 22 of this year Mr. Lashley

       6   and Mr. Palmer and their affiliated entities filed this

       7   action, at that time seeking, in essence, a

       8   determination that the July 13 disclosure effort be

       9   declared void and that the July 13 disclosure not be

      10   set as a bar to Mr. Cainkar's nomination.  That -- that

      11   has subsequently been amended; that is, the complaint,

      12   and I will talk about that in a few minutes.

      13                    On August 29 the board filed a Form

      14   8-K with the SEC that included information regarding

      15   the meeting date, and advised that this action had been

      16   filed.  It indicated that a press release had been

      17   issued on August 27.  In fact, the press release was

      18   issued on August 29.  A few days later The Bank was

      19   advised of the mistake.  It appears that it was a

CUSIP No. 81424D109                                          Page 25 of 43 Pages


      20   mistake through word processing at The Bank's law firm,

      21   and the form was subsequently corrected.

      22                    Now, the August 29 press release was

      23   not carried by media outlets; but several media outlets

      24   did pick up the Form 8-K, which included and made


                           CHANCERY COURT REPORTERS

       1   available the information in the press release, so that

       2   a reasonable shareholder could have access to and have

       3   available to it the information regarding the

       4   scheduling of that meeting, not only in the press --

       5   not only through the -- not only through the media

       6   outlets but also through the SEC web site.

       7                    On September 6 Mr. Cainkar refiled the

       8   same slate of directors with The Bank.  There is no

       9   evidence that any other shareholder would consider

      10   nomination of directors except that counsel for

      11   plaintiffs stated during trial that his clients, if a

      12   new round of disclosure is ordered, might consider, or

      13   some phrase equally nebulous, proposing their own

      14   slate.

      15                    Thus, as I understand it, plaintiffs

      16   now seek in substance the following:  first, a

CUSIP No. 81424D109                                          Page 26 of 43 Pages


      17   declaration that the July 13 disclosure did not satisfy

      18   the requirement of the bylaws; and, second,

      19   determination that the August 29 disclosure did not

      20   satisfy the requirements of the bylaws; three,

      21   determination that the Cainkar slate was properly

      22   nominated and should be able to stand for election;

      23   and, four, an order directing that, in essence, a new

      24   disclosure of the meeting date be required so as to


                           CHANCERY COURT REPORTERS

       1   allow another 10-day period for nominations; and, five,

       2   today, they've asked for rescheduling of the

       3   shareholders' meeting if they should prevail to

       4   accommodate the short time between now and the

       5   scheduled meeting and the slowing of the proxy

       6   solicitation process through the unfortunate events of

       7   earlier this month.  They rely not only upon the bylaws

       8   but upon a theory of breach of fiduciary duty or the

       9   general inequitableness of enforcing the bylaws on the

      10   facts of this case.

      11                    The defendants respond primarily with

      12   two arguments.  The first is that the plaintiffs lack

      13   standing because they either knew or are charged with

CUSIP No. 81424D109                                          Page 27 of 43 Pages


      14   knowledge of the scheduling of the directors' meeting

      15   in time to have filed a slate and because they were

      16   aware of how disclosure of the meeting was

      17   accomplished.  Second, defendants argued that their

      18   obligation with respect to disclosure was met by the

      19   reasonable distribution of the press release, and that

      20   they are not responsible for what media outlets may do

      21   with the press release.

      22                    They seek comfort in SEC Regulation

      23   F-D, which, in general terms, establishes a

      24   reasonableness test for evaluating a company's efforts


                           CHANCERY COURT REPORTERS

       1   at public disclosure.  And they deny that the directors

       2   breached any fiduciary duties to the shareholders.

       3                    First as to standing -- and I think in

       4   some ways this is the more difficult issue -- the

       5   plaintiffs knew or perhaps as to Mr. Lashley, who

       6   should have known, of the meeting date well in advance

       7   of July 13 or perhaps, more importantly, well in

       8   advance of July 25 or 26.  The plaintiffs also knew

       9   that Mr. Cainkar was considering nominating directors,

      10   yet they failed, or so the evidence shows, to talk with

CUSIP No. 81424D109                                          Page 28 of 43 Pages


      11   or coordinate with Mr. Cainkar so that his slate would

      12   be timely nominated.  And they failed to nominate their

      13   own slate or even the candidate subsequently designated

      14   by Mr. Cainkar.  Finally, as directors they could have

      15   done more, so the defendants argue, to assure that The

      16   Bank took appropriate steps to increase the likelihood

      17   or assure the likelihood of dissemination of the

      18   meeting date to the shareholders.

      19                    The evidence is that if Mr. Cainkar

      20   had known of the required deadline for filing, he could

      21   have and would have complied with it.  Thus, the

      22   shareholders, including plaintiffs, would have had a

      23   choice at the shareholders' meeting.  Making the

      24   disclosure was not the plaintiffs' job, neither as


                           CHANCERY COURT REPORTERS

       1   shareholders nor as directors.  In these circumstances,

       2   they were entitled to rely upon management to comply

       3   with the bylaw requirements.  That they may have made

       4   or could have made additional suggestions or cause the

       5   implementation of those suggestions for better

       6   disclosure does not make them responsible for

       7   compliance with the bylaws.  Furthermore, merely

CUSIP No. 81424D109                                          Page 29 of 43 Pages


       8   because they knew of the meeting date does not preclude

       9   them from bringing this challenge to allow them and

      10   their fellow shareholders to consider whether to vote

      11   for Mr. Cainkar's nominees.  If the evidence had shown

      12   the plaintiffs and Mr. Cainkar were actually working

      13   together, my conclusion here might have been different.

      14                    I note that Mr. Lashley did advise Mr.

      15   Hyland as to disclosure steps that could be taken; but

      16   the fact is that Mr. Hyland did not take all of Mr.

      17   Lashley's advice, which included using a firm that

      18   charged a fee for the dissemination services.  That Mr.

      19   Lashley made a suggestion for a better disclosure but

      20   didn't pick a fight with Mr. Hyland doesn't preclude

      21   him from challenging the process that was ultimately

      22   restored.  Thus, I'm satisfied plaintiffs have standing

      23   and are entitled to pursue this action.

      24                    I also want to express a concern for


                           CHANCERY COURT REPORTERS

       1   potential for confusion and needless litigation if we

       2   expand the universe of questions regarding when

       3   individual shareholders learned of or should have

       4   learned of the different dates or different deadlines

CUSIP No. 81424D109                                          Page 30 of 43 Pages


       5   for their shareholder obligations.  Maybe it's

       6   unavoidable, but I am uneasy about increasing the

       7   potential for disputes of this nature; and if I engage

       8   in the kind of standing analysis that I think

       9   defendants ask me to do, that is a possible byproduct.

      10                    Second, as to compliance with the

      11   bylaws, bylaws are to be construed, as we all know, by

      12   using principles of contract construction.  And it may

      13   be said that advance notice of nomination bylaws are to

      14   be construed strictly because they limit the common law

      15   rights of shareholders.  The bylaw here ties the

      16   deadline for nomination of directors to when the prior

      17   disclosure of the date of the meeting was made to

      18   stockholders.  Later on in this sentence, reference

      19   back to this language speaks of such public disclosure.

      20   I do not understand anybody to seriously contend that

      21   the bylaw requires anything other than public

      22   disclosure.

      23                    If the bylaw is given its plain and

      24   literal meaning, the July 13 press release failed in


                           CHANCERY COURT REPORTERS

       1   its efforts to achieve disclosure to the stockholders.

CUSIP No. 81424D109                                          Page 31 of 43 Pages


       2   The press release simply was not disclosed to the

       3   stockholders, whether by The Bank or by the news

       4   services; and, thus, the date of the meeting was not

       5   disclosed.

       6                    Now, the bylaws do not speak of

       7   disclosure to news agencies.  And, indeed, it was not

       8   available to shareholders in any practical way.  That

       9   the bylaws only require disclosure and not notice means

      10   that not all of the shareholders are expected to learn

      11   of the meeting date.  However, that none of the outside

      12   shareholders learned of or could have learned of the

      13   meeting date as a result of what The Bank now contends

      14   satisfied its disclosure requirements demonstrates the

      15   severe failure of its intended purpose.  In -- in

      16   interpreting this bylaw, recognition must be given to

      17   the importance of the shareholders' franchise.

      18   Shareholders don't run the company.  Under Section 141,

      19   the directors do.  Thus, for an ongoing corporate

      20   venture, the election of directors may be the most, or

      21   certainly one of the most, important actions that

      22   shareholders can take.  And without a choice of

      23   candidates, there can be no election or exercise of

      24   that franchise.


                           CHANCERY COURT REPORTERS

CUSIP No. 81424D109                                          Page 32 of 43 Pages

       1                    Defendants argue that the bylaws

       2   should not be read literally but should be interpreted

       3   as requiring an evaluation as to whether reasonable

       4   efforts to achieve disclosure or efforts reasonably

       5   calculated to achieve disclosure were employed.  They

       6   point to SEC regulations such as Regulation F-D, as a

       7   source of interpretive guidance as to what public

       8   disclosure means.  I note that Regulation F-D was

       9   adopted after the bylaws at issue here were adopted,

      10   but that comparable concepts had been in the securities

      11   regulations area previously.  One purpose of the

      12   referenced portion of the SEC regulation is to define

      13   when a Form 8-K need not be -- need not be filed.  The

      14   issuer has the option of using alternate means if the

      15   disclosure is reasonably designed or reasonably

      16   calculated to provide broad, nonexclusionary

      17   distribution of information to the public.  The SEC

      18   release adopting Regulation F-D recites that acceptable

      19   methods of public disclosure including press releases

      20   distributed through a widely circulated news or wire

      21   service.  The focus of this approach is on "reasonably

      22   designed" to provide for public disclosure.  It is not

      23   based on disclosure, in fact.  Or, more specifically,

      24   it does not purport to require the issuer to guarantee

CUSIP No. 81424D109                                          Page 33 of 43 Pages


                           CHANCERY COURT REPORTERS

       1   the media outlets will, in fact, distribute the

       2   necessary information.  Almost all of the press

       3   releases issued over the 18 months leading up to the

       4   July 13 press release have been picked up.  Mr. Lashley

       5   and Mr. Youman, a candidate on the Cainkar slate, all

       6   expected that the July 13 press release under the

       7   circumstances would have been picked up.  I agree that

       8   Mr. Hyland was reasonable in anticipating that the

       9   press release would be picked up.  Of course, it

      10   wasn't.

      11                    Now, I -- I also note that the

      12   defendants have cited cases such as Shepherd v

      13   Adirondack Financial Services, Raab v General Physics,

      14   and SEC v Mize, all of which may be read for the

      15   general proposition that issuance of a press release is

      16   a means of public disclosure.  Of these cases, it

      17   appears that only Shepherd dealt with the situation

      18   where the press release effort was not successful.  I

      19   acknowledge that plaintiffs contend, based on their

      20   counsel's involvement in that case, that in Shepherd

      21   there had been some small publication of the

      22   information.  I also note that Shepherd involved a

CUSIP No. 81424D109                                          Page 34 of 43 Pages


      23   preliminary injunction application.  And finally, I

      24   note, that the other cases involve questions of whether


                           CHANCERY COURT REPORTERS

       1   the press release was false and misleading.

       2                    The board here -- or perhaps, more

       3   accurately, management -- and I really think it was the

       4   board -- made a conscious decision not to file an 8-K

       5   with respect to the July 13 press release announcing

       6   the October 23 shareholders' meeting because of a

       7   policy of dissemination of information that it had

       8   established.  It was not required to file an 8-K.  It

       9   could have done so at minimal cost.  Furthermore, it

      10   appears that it chose not to use a fee service, such as

      11   Business Wire, to hopefully assure dissemination.

      12                    The issue presented here is, as a

      13   contract matter under the bylaws, who bears the risk

      14   that information regarding scheduling of the

      15   shareholders' meeting that triggers the right to

      16   nominate candidates for director will not be

      17   distributed; that is, made available, to shareholders

      18   even though a press release is duly issued by the

      19   company to appropriate and widely circulated news

CUSIP No. 81424D109                                          Page 35 of 43 Pages


      20   services which don't pick up the press release?  I do

      21   not believe that these bylaws can be fairly read to

      22   impose that burden on the shareholders under these

      23   facts.  While I understand the view of Regulation F-D

      24   -- and I do not dispute that the standard of


                           CHANCERY COURT REPORTERS

       1   "reasonably designed" to achieve dissemination has been

       2   satisfied by the defendants -- it's my view that

       3   Delaware law requires the shareholders be given a fair

       4   chance to exercise their franchise.  I need not decide

       5   today how much notice or how much disclosure is

       6   necessary.  I simply conclude that no disclosure is

       7   simply not enough.

       8                    More importantly, the directors'

       9   duties to the shareholders cannot be met if they sit

      10   back after learning that there was no chance for

      11   shareholder nominations because of the total and

      12   complete failure of The Bank's disclosure efforts.

      13   This was not a cold or evil act by the board in

      14   rejecting the Cainkar slate.  In part, they were

      15   focused on the wrong issue, whether Cainkar knew about

      16   -- Mr. Cainkar knew about the meeting date.  They based

CUSIP No. 81424D109                                          Page 36 of 43 Pages


      17   their decision on a policy that on its face was

      18   reasonable and, quite frankly, except for bad luck,

      19   likely would have worked.  However, to allow such an

      20   egregious breakdown in the process to defeat the

      21   opportunity of shareholders to nominate directors

      22   cannot be countenanced by this Court.  I do not find

      23   that the directors acted with a primary purpose of

      24   defeating the shareholder franchise.  Likewise, I do


                           CHANCERY COURT REPORTERS

       1   not find that they were manipulating the election

       2   process.  They were acting in accordance with their

       3   understanding, as reinforced by the advice of counsel,

       4   that they were complying strictly with the requirements

       5   of their bylaws.

       6                    Their innocent mistake falls within

       7   that category described by Vice Chancellor Jacobs in

       8   his Hollywood Park opinion as "not inequitable in

       9   purpose or design, which may, nonetheless, operate

      10   inequitably."  In the face of the total failure of

      11   disclosure, it is inequitable to give effect to the

      12   July 13th press release.  The board's efforts, thus,

      13   constitute an unreasonable infringement on the

CUSIP No. 81424D109                                          Page 37 of 43 Pages


      14   fundamental rights of the shareholders to exercise

      15   their franchise and their right to nominate candidates

      16   for director.

      17                    That does not end my inquiry.  I must

      18   also determine what effect, if any, should be given to

      19   the August 29th press release and the associated 8-K

      20   filing.  That filing discloses the date of the

      21   shareholders' meeting.  It reads in part, "The

      22   company's 2001 annual meeting of stockholders (the 2001

      23   meeting) has been scheduled for October 23, 2001."  Not

      24   only was that information available on the


                           CHANCERY COURT REPORTERS

       1   SEC-sponsored web site, several news services picked up

       2   the 8-K, which provided a means for shareholder access

       3   to the information of the press release.  The date of

       4   the stockholders' meeting, thus, was reasonably

       5   available to stockholders, and I am satisfied that the

       6   August 29th effort complies with the bylaws'

       7   requirement of disclosure to the stockholders.  It --

       8   if this does not constitute disclosure to the

       9   stockholders, I do not know how a disclosure process

      10   could ever be implemented short of a formal notice

CUSIP No. 81424D109                                          Page 38 of 43 Pages


      11   process or a strict requirement that Form 8-K be filed.

      12   I do not equate a disclosure provision with a notice

      13   provision; and, indeed, the bylaws specifically

      14   differentiate between the two.  The sufficiency of the

      15   disclosure effort obviously turns on the specific facts

      16   and circumstances, and that's true not only of my

      17   assessment of the August 29th effort of disclosure, but

      18   also my views on July 13th effort at disclosure.

      19                    Plaintiffs contend that the August 29

      20   disclosure is the -- is confusing because of a mix-up

      21   in dates; that is, the 27th or 29th as to when the

      22   press release was issued, and because of the title of

      23   the document and the references to the rejection of the

      24   Cainkar slate by the board and the pendency of this


                           CHANCERY COURT REPORTERS

       1   action.  The tenor of the Form 8-K, so plaintiffs

       2   argue, is that additional nominations will be hopeless.

       3   That Mr. Cainkar knew to file a slate within 10 days of

       4   August 29 is some evidence of its efficacy.  The mix-up

       5   in dates was ministerial, and I see no evidence of any

       6   consequences flowing from that word processing mistake,

       7   and I'm certainly not willing to speculate that there

CUSIP No. 81424D109                                          Page 39 of 43 Pages


       8   might have been any harm.

       9                    The 8-K accurately discloses the facts

      10   upon which this litigation is based and the position

      11   taken by The Bank.  It clearly discloses the meeting

      12   date.  That is the first piece of information provided

      13   in item 5.  The Bank is not required to beat up on

      14   itself and concede that it has no hope in this

      15   litigation.  It did a reasonable job of disclosing the

      16   material information accurately.  Without the full

      17   disclosure, The Bank would then have opened itself up

      18   to charges that it did not make a complete and honest

      19   disclosure.

      20                    I acknowledge Judge Bonaventura's

      21   concession, I guess it should be characterized as, that

      22   there could be confusion or uncertainty and that

      23   shareholders could have difficulty in understanding the

      24   8-K.  But I'm -- I'm satisfied under the circumstances


                           CHANCERY COURT REPORTERS

       1   the 8-K provides the necessary notice.  Maybe it would

       2   have been better if the meeting date had been set forth

       3   in a separate paragraph, but I'm not going to be that

       4   particular in my analysis.

CUSIP No. 81424D109                                          Page 40 of 43 Pages


       5                    And I also note that the disclosure

       6   required by the bylaws is of a meeting date.  There is

       7   no corresponding requirement that there be a manual for

       8   the shareholders or even information to the

       9   shareholders on how to exercise their right to nominate

      10   directors.

      11                    I also acknowledge that there could be

      12   an instance where an effort to disclose a meeting date

      13   was a sham accomplished by a press release bearing that

      14   information.  I simply don't believe that there was a

      15   burying of the information here because of the brevity

      16   of the announcement and its placement right at the

      17   beginning.

      18                    In short, plaintiffs have been unable

      19   to demonstrate to my satisfaction that the August 29th

      20   8-K and related dissemination did not satisfy the

      21   disclosure requirements of the bylaws with respect to

      22   advance notice of nominations for director.  To the

      23   extent that they argue that the release is confusing,

      24   while I recognize that this issue is not free from


                           CHANCERY COURT REPORTERS

       1   doubt, I conclude that it satisfies the requirements of

CUSIP No. 81424D109                                          Page 41 of 43 Pages


       2   the bylaws.

       3                    Accordingly, my holding is that the

       4   nomination of the Cainkar slate was timely filed; that

       5   the board was wrong in seeking to preclude that slate

       6   from standing for election; that the July 13 trigger

       7   date was not effective.  Whether it's the first of Mr.

       8   Cainkar's nominations at the end of July or the one in

       9   September, I don't think really matters.

      10                    I also conclude, as I've stated above,

      11   that the August 29th disclosure of the meeting date was

      12   effective at least based on the facts before me.

      13                    I've also been -- I have also been

      14   requested this afternoon to address the question of the

      15   time of the meeting.  I am very reluctant to address

      16   that at this time for a couple reasons.  First, while

      17   I'm not quarreling with Mr. Varallo's representations,

      18   I don't know that that's the kind of factual record

      19   that I ought to act on; and even more importantly, Mr.

      20   Nachbar has not had an opportunity to prepare a

      21   response or, even perhaps more significantly, to

      22   consult with his clients about that.

      23                    I hope that I have answered the

      24   questions that are out there, and I would ask that


                           CHANCERY COURT REPORTERS

CUSIP No. 81424D109                                          Page 42 of 43 Pages

       1   counsel confer and submit a form of order implementing

       2   this decision.

       3                    Is there any question?  I'll be -- as

       4   to what I did, not why I did.  I'll be glad to try to

       5   answer them.

       6                    MR. NACHBAR:  Your Honor, I think

       7   you've been very clear.  And we very much appreciate

       8   your prompt ruling.

       9                    MR. VARALLO:  Your Honor, we do as

      10   well.

      11                    In fairness to the Court in connection

      12   with the form of order, I should note that the

      13   plaintiffs will probably submit an application to have

      14   their fees reimbursed under well-recognized doctrines

      15   in this case, and I'll certainly work out with Mr.

      16   Nachbar how we address that in the form of order.

      17                    THE COURT:  And we will deal with that

      18   in due course.

      19                    MR. VARALLO:  Thank you, Your Honor.

      20                             - - -

      21

      22

CUSIP No. 81424D109                                          Page 43 of 43 Pages


                           CHANCERY COURT REPORTERS


                                       29


       1                        CERTIFICATION

       2                    I, NEITH D. ECKER, Official Reporter

       3   for the Court of Chancery of the State of Delaware, do

       4   hereby certify that the foregoing pages numbered 3

       5   through 28 contain a true and correct transcription of

       6   the ruling as stenographically reported by me at the

       7   hearing in the above cause before the Vice Chancellor

       8   of the State of Delaware, on the date therein

       9   indicated, except as revised by the Vice Chancellor.

      10                    IN WITNESS WHEREOF I have hereunto set

      11   my hand at Wilmington this 1st day of October 2001.

      12

      13

      14

      15

      16                              _________________________

      17                              Official Reporter for the
                                       Court of Chancery of the
      18                                  State of Delaware